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                                  Exhibit 23.1
                          Consent of Ernst & Young LLP


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                                                                   EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-48706 and 333-37171 pertaining to the CytRx Corporation 401(k) Profit-Sharing Plan, 33-93816 pertaining to the CytRx Corporation 1994 Stock Option Plan, and 33-93818 pertaining to the CytRx Corporation 1995 Stock Option Plan, and on Form S-3 Nos. 33-93820, 333-39607, 333-44043 and 333-48837 and the
related Prospectuses, of our report dated February 27, 1998 (except for Note 12, as to which the date is April 17, 1998) with respect to the consolidated financial statements of CytRx Corporation included in this Current Report on Form 8-K/A dated July 24, 1998.

Our audit also included the financial statement schedule of CytRx Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1997. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, as of the date of our report referred to in the preceding paragraph, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ Ernst & Young LLP



Atlanta, Georgia
July 20, 1998